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                                                                   EXHIBIT 10.23

                DISTRIBUTION AGREEMENT BETWEEN PERIMMUNE, INC.,
                                AND MENTOR CORP.

      This Exclusive Distribution Agreement (hereinafter the "Agreement") is made in Rockville, Maryland, by and between PerImmune, Inc. (hereinafter "PERIMMUNE"), a corporation existing under the laws of Delaware, and MENTOR Corp. (hereinafter "MENTOR"), a corporation existing under the laws of Minnesota.

      WHEREAS, PERIMMUNE desires to sell and/or market its AuraTek-FDP Bladder Cancer Diagnostic product and MENTOR desires to purchase PERIMMUNE's product for resale to customers bearing a trademark or trade name and logo owned by MENTOR; and

      WHEREAS, the parties desire to enter into an agreement setting forth the terms of their relationship;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

1. Product. The product of PERIMMUNE covered by this Agreement is set forth on Exhibit A attached hereto (hereinafter the "Product") and any future modifications or improvements thereto. PERIMMUNE reserves the right to modify the Product from time to time, and shall give MENTOR at least six
      (6) months prior written notice before making changes to its manufacturing process that would have an impact on any of PERIMMUNE's product verifications or validations, or changes in raw materials that would alter the operating principle of the Product or other changes that could impact product labeling or promotional literature; provided, however, that PERIMMUNE shall be required to provide MENTOR with only reasonable advance notice where such modification is required to comply with any applicable legal or regulatory requirement or the unanticipated modification or unavailability of raw material.

2. Appointment and Acceptance. PERIMMUNE hereby grants MENTOR the exclusive right to distribute the Products in the United States, and outside the United States (the "Territory").

3. Term and Renewal. The term of this Agreement shall be for a period of five (5) years, commencing on the Effective Date (the "Initial Term"). "Effective Date" means the date on which this Agreement is executed. This Agreement shall automatically renew for additional and successive terms of one (1) year unless either party provides written notice on non-renewal at least six (6) months prior to the close of the Initial Term or any anniversary date thereafter.

4.    Terms of Sale.

      (a) MENTOR shall fix the price of the individual Product sold hereunder. On a monthly basis, MENTOR shall pay to PerImmune, in United States Dollars, fifty

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            percent (50%) of the Net Sales, as defined below, received by MENTOR from the sale of the Product, less the Advances, as hereinafter defined, paid by MENTOR to PerImmune during such month. For purposes herein, "Advances" shall mean an amount equal to 25% of the list price, per kit, paid by MENTOR to PerImmune within 30 days of MENTOR's receipt of kits ordered by it. Unless MENTOR and PerImmune otherwise agree in a writing signed by both of them, the payment and other provisions set forth in this Agreement shall supersede those of any subsequent purchase order, sales confirmation form or other document hereafter sent by either party hereto to the other. For purposes hereof, Net Sales shall mean the gross invoiced price for the sales of the Products to Purchasers by MENTOR, its agents or affiliates ("Gross Sales") less (a) any credits and allowances granted by MENTOR to purchasers with respect to the Product, including, without limitation, credits and allowances on account of price adjustments, returns, discounts, and chargebacks, (b) any sales, excise, value added, turnover or similar taxes, and (c) transportation, insurance and handling expenses if separately invoiced and directly chargeable to such sales.

      (b) Within thirty (30) days after the end of each month MENTOR shall submit a report to PERIMMUNE setting forth the (i) cumulative number of kits purchased from PERIMMUNE through the end of the preceding month (ii) 50% of net sales price for each such kit sold through the end of the preceding month, (iii) the advances previously paid for such kits. Each such report shall be accompanied by payment of the difference between (ii) and (iii).

      (c) Title and risk of loss shall pass to MENTOR upon release of Product for shipment by PERIMMUNE to the designated carrier. All freight and applicable insurance charges shall be the responsibility of MENTOR. PERIMMUNE will be responsible for contracting freight services, in accordance with Section 8(a) of this Agreement, for which MENTOR will be billed on a shipment by shipment basis. Product is subject to inspection and acceptance by MENTOR upon receipt. MENTOR shall be deemed to have accepted all shipments of Product unless rejected for non-conformity with the Quality Specifications, as hereinafter defined, in accordance with Article 9 of this Agreement, within twenty (20) working days after receipt of shipments from PERIMMUNE.

      (d) Unless approved by MENTOR in writing, PERIMMUNE will not sell any Product to MENTOR as of the effective date hereof that has less than eighteen (18) months shelf-life from date of shipment by PERIMMUNE.

5. Termination. Should any of the following events occur, the affected party may terminate this Agreement by giving notice, in writing to be effective on the date specified in the notice, namely,

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(a)  failure to either party to observe any of the terms hereof to a material extent and to remedy the same (where it is capable to being remedied) after having received reasonable notice from the aggrieved party and a reasonable opportunity to cure;

(b) either party becoming insolvent or having a receiver appointed of its assets, or execution or distress levied upon its assets;

(c) an order being made or a resolution being passed for the winding up or liquidation of either party;

(d) if PERIMMUNE discontinues manufacturing the product for valid business reasons that cannot be remedied during the term of this Agreement then (i) at the request of MENTOR, PERIMMUNE shall assist MENTOR in establishing an alternative source of supply and shall transfer any necessary technology or knowledge to MENTOR or its alternative supplier provided that MENTOR reimburses PERIMMUNE the out-of-pocket costs of doing so (including salary and benefits for time expended by PERIMMUNE employees, (ii) or if the discontinuation occurs during the first three years MENTOR can receive the return of its investment at its election. Nothing herein is intended to permit PERIMMUNE to breach its obligation under the agreement.

6.   Procedures on Termination. Upon termination or non-renewal of this
     Agreement:

(a) MENTOR shall return to PERIMMUNE all literature which PERIMMUNE shall have supplied to MENTOR and which is in its possession.

(b) the rights and duties of each party under this Agreement in respect of performance prior to termination or non-renewal shall survive and be enforceable in accordance with the terms of this Agreement.

(c) within thirty (30) days of receipt of PERIMMUNE's invoice therefor, MENTOR will pay PERIMMUNE for all remaining inventory of Product for which MENTOR has issued purchase orders to PERIMMUNE. Upon payment, PERIMMUNE will ship such inventory to MENTOR at MENTOR's expense.

7.   MENTOR's Duties. MENTOR shall:

(a) use best commercial efforts to advertise and promote the sale of the Product in a manner calculated by MENTOR to yield benefit to the parties hereto in light of the prevailing circumstances and to the extent to which any products are at the relevant time competitive with other products. MENTOR agrees that during the term of this Agreement, it will not market any product using the same technology which detects the same analyte and thereby directly competes with a Product.



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(b)  submit its purchase orders to PERIMMUNE in writing or via facsimile, signed by an authorized representative of MENTOR.

(c)  pay all PERIMMUNE invoices in United States currency by company check.

(d) submit to PERIMMUNE a twelve (12) month forecast of purchases delivery dates from PERIMMUNE for the Product in a format to be mutually determined by the parties. Said forecast shall be submitted by MENTOR to PERIMMUNE within thirty (30) days of commencement of the term of this Agreement, and quarterly thereafter.

(e) obtain advance written authorization and a Returned Material Authorization ("RMA") prior to returning any of the Product.

(f) maintain a properly trained sales force of adequate size to represent and promote the sale of the Product and provide instructions to customers in the use of the Product. MENTOR shall be responsible for developing its own marketing plan and system for dispensing the Product.

(g) carry in stock an inventory of Product sufficient to promptly fill the orders of MENTOR's customers in the Territory.

(h) apply for and obtain all necessary licenses, permits and other authorizations required by local law or regulation in relation to the promotion, marketing, distribution and supply of the Product in any jurisdiction or country in which MENTOR sells the Product.

(i) pay any import duty or like charge on the entry of the Product into the Territory and any local or other applicable taxes.

(j) maintain separate and detailed accurate and complete records of all transactions in respect of the Product, including, but not limited to, such records as identify all customer purchases by Product and serial and/or lot number, and possess the capability to notify all purchasers in the event of a Product recall or corrective action.

(k) defray all expenses of and incidental to the distribution and sale of Product hereunder incurred by MENTOR.

(l) make no contracts or commitments on behalf of PERIMMUNE or make any promises or representations or give any warranties or guarantees with respect to the Product except as herein expressly permitted or otherwise incur any liability on behalf of PERIMMUNE without PERIMMUNE's prior written consent, nor


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            represent itself as agent or partner of PERIMMUNE.

        (m) comply with all laws and regulations and requirements applicable to a seller of in-vitro diagnostics products, and with all laws and regulations and requirements of governmental agencies having jurisdiction with the Territory.

        (n) except as authorized in writing by PERIMMUNE, refrain absolutely from using the trademark or trade name and logo of PERIMMUNE in connection with the marketing, distribution and sale of any Product.

8.      PERIMMUNE's Duties. PERIMMUNE shall:

        (a) make reasonable best efforts, in good faith, to ship MENTOR's orders for Product within thirty(30) days from date of order receipt. MENTOR shall specify the method of shipment and insurance and PERIMMUNE shall make reasonable best efforts, in good faith, to comply with such specifications. If no such specification is made, or if the specification cannot be reasonably complied with after notice to MENTOR and an opportunity to resolve the issues surrounding PERIMMUNE's alleged inability to comply, PERIMMUNE may select a reasonable manner of shipment and insurance.

        (b) at the time of shipment, the product will have a remaining shelf life of not less than 16 months.

        (c) will provide up to 12,000 units per year of product at PERIMMUNE's cost plus shipping charges to be used by MENTOR for promotional purposes at no reimbursement to MENTOR.

        (d) comply with all laws and regulations and requirements applicable to PERIMMUNE as a manufacturer of in-vitro diagnostic products.

        (e) except as authorized in writing by MENTOR, refrain absolutely from using the trademark or trade name and logo of MENTOR in connection with the marketing, distribution and sale of any Product.

        (f) provide reasonable technical assistance to MENTOR's personnel necessary for the marketing of the Product.

        (g) at PERIMMUNE's expense, provide MENTOR with written product inserts relating to the Product's use, and with such amendments thereto as subsequently become available.

        (h) provide necessary documentation to assist MENTOR in meeting requirements to

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            register Products in the Territory, and where possible, allow MENTOR to utilize prior registrations by PERIMMUNE.

      (i) provide MENTOR with copies of the 510(k) premarket notifications submitted for the Product, copies of current package insert for the Product, copies of documents describing specifications for the Product, and copies of all current and future correspondence with the FDA pertaining to the Product. PERIMMUNE will comply with the FDA's current GMP regulations in the manufacture of the Product, if those regulations are modified to include components of finished devices. If needed to comply with any change in the law or FDA's GMP regulations or policies, MENTOR shall be given the right to inspect PERIMMUNE's manufacturing facilities and GMP records pertaining to the manufacture of the Product. If any action should be taken by the FDA to restrict or prevent the distribution of any of the Product for more than thirty (30) days, and such restriction is not due to the negligence of MENTOR, then upon notice to PERIMMUNE, MENTOR shall have the right to terminate this Agreement as to such Product. PERIMMUNE shall replace any affected inventory of Product under this section or refund to Mentor the purchase price it paid to PERIMMUNE for such inventory if PERIMMUNE is unable to replace the Product with comparable inventory. PERIMMUNE shall replace or repurchase any affected inventory of Product which MENTOR replaces or repurchases from MENTOR's customers, at the price MENTOR paid PERIMMUNE for such inventory. IN NO CASE SHALL PERIMMUNE BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES.

      (j) comply with the Federal Food, Drug, and cosmetic Act. The Product comprising each shipment or other delivery hereafter made by PERIMMUNE to, or on the order of, MENTOR, as of the date of such shipment or delivery, shall be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act.

9.    Performance Standards.

      (a) Quality Specifications and Characteristics. PERIMMUNE shall deliver to MENTOR Product having the quality specifications agreed upon by the parties as set forth in Exhibit B (the "Quality
            Specifications").

      (b) Certificate of Analysis. Concurrent with shipment, PERIMMUNE shall fax to MENTOR a Certificate of Analysis, in the form set forth in Exhibit B, for each lot of Product sold to MENTOR, confirming that the Product meets the Quality Specifications.

      (c) Product Acceptance. Within twenty (20) working days of receipt of Product,




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            MENTOR shall take and conduct analysis of samples of Product delivered by PERIMMUNE. Should the result of an analysis of such sample deviate from the Quality Specifications, MENTOR shall notify PERIMMUNE in accordance with Article 4(c) hereof and immediately thereafter provide PERIMMUNE with samples of the Product tested. If, following a review of the test results and after conducting its own tests of the sample, PERIMMUNE agrees that such sample does not conform to the Quality Specifications, PERIMMUNE shall provide MENTOR, free of any additional charge, with new deliveries of the same quantity of the Product as the one from which the sample was taken, or, in PERIMMUNE's discretion and at its cost, PERIMMUNE may promptly reprocess the nonconforming Product to meet the Quality Specifications. In either event, MENTOR shall return, at PERIMMUNE's expense, the particular lot or shipment of the Product which does not comply with the Quality Specifications if requested to do so by PERIMMUNE.

10.   PRODUCT RECALL.

      (a) PERIMMUNE shall maintain an appropriate record of all claims made or to be made regarding the Product's performance.

      (b) Each party shall keep the other informed of any formal action relating to any specific lot of Product sold to MENTOR hereunder by an regulatory agency of any state, national government, or government agency having jurisdiction.

      (c) Should any governmental or corporate action require the recall or field corrections or withholding from market of Product sold by PERIMMUNE to MENTOR, MENTOR shall bear the reasonable, direct costs and expenses of recall or field correction if such recall or field correction is the result of any fault or omission attributable to MENTOR and PERIMMUNE shall bear the cost of products and the actual costs of replacing the Product if such recall or field correction is the result of any fault or omission attributable to PERIMMUNE. Should such recall or field correction result from the fault of both parties, the parties shall share the costs of Products and the actual cost of replacing the Products in proportion to their respective degree of fault.

11.   PRODUCT COMPLAINTS.

      (a) Should either party experience any quality problem involving field correction or recall of any specific lot(s) of Product supplied to MENTOR by PERIMMUNE, such party will notify the other in writing by facsimile within twenty-four (24) hours of the initiation of the field correction or recall. Both parties will test retained samples of lots in question and report its findings to the other within ten
            (10) working days. Each party retains the right to correct field problems arising

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        out of its fault or omission as it deems appropriate, with or without the concurrence of the other. All information about Product complaints shall be considered "Confidential Information" under the terms of the Agreement.

(b) Either party shall immediately notify the other party in writing should it become aware of any defect or condition that renders any lot(s) of Product supplied by PERIMMUNE to MENTOR in violation of the United States Food, Drug and Cosmetic Act, or of a similar law of any jurisdiction or country where the Product is sold. The parties shall share with each other all data on confirmed lot specific Product complaints including, but not limited to, complaints or information regarding performance and/or allegations or reports of any negative effect from the use or misuse of such affected lot of Product as soon as such data is available. Each party will provide reasonable assistance to the other in resolving customer complaints to the extent the complaint arises out of any fault or omission of the party whose assistance is requested. However, MENTOR shall have sole responsibility and authority to interact directly with MENTOR's customers in the resolution of such complaints and PERIMMUNE agrees that it will only interact with MENTOR in such matters.

(c) PERIMMUNE shall evaluate and investigate all customer complaints in connection with the Product which may be brought to its attention, in writing, by MENTOR; provided such complaints have been confirmed by MENTOR QA/QC or technical service personnel using the same standards for confirmation which MENTOR's uses for products other than the PERIMMUNE Product and which are believe in good faith by MENTOR to arise out of a fault or omission attributable to PERIMMUNE. Within twenty (20) calendar days following receipt from MENTOR of the original notification of each such complaint, PERIMMUNE agrees to provide MENTOR with a written interim or final complaint investigation report, using the same standards for evaluation and investigation that PERIMMUNE uses for products other than the Product. All such Product complaints reported to PERIMMUNE by MENTOR shall be reviewed monthly by PERIMMUNE until closure, and a summary report thereof will be provided by PERIMMUNE to MENTOR.

(d) PERIMMUNE will report to MENTOR all data and/or information pertaining to adverse reports on any lot of Product supplied by PERIMMUNE for distribution by MENTOR which would have a materially adverse impact on performance of the Product.

(e) Recalls or field notifications with respect to the Product, or any of them, shall be the responsibility of the party whose fault or omission necessitated such action, as described in Article 10(c).


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        (f) Should there be a difference of opinion between PERIMMUNE and
            MENTOR regarding a field notification or recall, MENTOR will exercise the right to notify its customers without delay.

12. Warranties.

        (a) PERIMMUNE warrants that the Product which is or will be the subject of FDA cleared 510(k) premarket notifications have not been changed or modified in design, components, method of manufacture or intended use from the Product as described in those 510(k) premarket notifications, and will notify MENTOR in advance of any changes in accordance with Article 1.

        (b) PERIMMUNE warrants that the Product manufactured and supplied under this Agreement shall at the time of shipment meet the Quality Control Specifications of PERIMMUNE which are attached to this Agreement as Exhibit B. No claim under this warranty may be made with respect to a unit of the Product if shipped or used after the expiration of the shelf-life of the Product as determined by PERIMMUNE. PERIMMUNE further warrants that prior to shipment to MENTOR, all of its standard tests and quality control procedures have been carried out in relation to each lot of the Product with satisfactory results. The limited warranty to MENTOR set forth in this Agreement shall control over any warranty provisions which may be set forth in MENTOR's Product literature and MENTOR shall hold PERIMMUNE harmless from any and all damages and expenses which PERIMMUNE may incur as a result of unauthorized MENTOR warranties or representations. PERIMMUNE MAKES NO WARRANTY EXPRESSED OR IMPLIED WITH RESPECT TO THE PRODUCTS BEYOND THAT WHICH IS SET FORTH IN THIS AGREEMENT INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. Any warranty made by MENTOR to its customers with respect to the Product shall not obligate PERIMMUNE in any way.

        (c) Upon its verification of any claim of defect or nonconformity of any unit of the Product arising out of a fault or omission attributable to PERIMMUNE, during the term of this Agreement, PERIMMUNE will provide MENTOR with a replacement unit to the extent necessary to honor PERIMMUNE's warranties contained in Section 12(a) hereof, or make good any shortages or non-completed deliveries and shall pay all associated freight and insurance associated therewith.

        (d) PERIMMUNE's liability under any legal or equitable theory to any person with respect to the Product and/or the relationship described in this Agreement shall be limited to the replacement of the unit, or if impractical, return of the purchase price paid by MENTOR for such unit. PERIMMUNE shall in no event be liable to MENTOR or any other person for any incidental or consequential damages, lost

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            profits, cost procurement of substitute goods or any indirect, special, or consequential damages even if PERIMMUNE has been informed of the possibility thereof.

        (e) As of the date hereof, PERIMMUNE warrants that it has no knowledge that the manufacture, use or sale of all or any of the Product under this Agreement, nor any method of using such Product infringes on any patent or other industrial property right of a third party, and PERIMMUNE has not received any notification from any third party alleging that the manufacture, use or sale of any such Product does or would infringe any patent or other industrial property. PERIMMUNE shall further disclose all information relating to the art of the Product of which it is, or becomes, aware relating to intellectual property, when PERIMMUNE recognizes necessary to do so.

13. Packaging and Intellectual Property. MENTOR shall be responsible for packaging and labeling the Product. MENTOR will distribute the Product only with all appropriate labeling, packaging, and Product literature and only under MENTOR's applicable trademarks and trade names. MENTOR recognizes PERIMMUNE's right, title and interest in its patents, trademarks, trade names and copyrights, trade secrets and proprietary information in connection with the Product, and MENTOR shall not claim any ownership right thereto inconsistent with this Agreement, or dispute the validity thereof. In the event any third party shall contest PERIMMUNE's rights to its patents, trademarks, trade names or copyrights, trade secrets or propriety rights, MENTOR shall, at PERIMMUNE's sole expense, render reasonable assistance to PERIMMUNE in defending such claims.

14. Compliance with other Agreements. Each party represents and warrants that the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not, with or without the giving of notice or the passage of time, violate any judgement, writ, injunction or order of any court, arbitration or governmental agency or conflict with, result in the breach of any provisions of, or the termination of, or constitute a default under, any agreement to which PERIMMUNE or MENTOR is a party or by which it is or may be bound.

15.     Indemnity.

        (a) Except as limited by the remainder of this paragraph, PERIMMUNE hereby agrees to indemnify MENTOR against claims of third parties for injuries to their persons arising from the use of Product supplied by PERIMMUNE to MENTOR hereunder. This indemnity shall not apply to, and PERIMMUNE shall not be liable for, claims for injuries caused by or arising from:

            1) any act or failure to act on the part of MENTOR, its employees,

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                  representatives, agents, or subsidiaries in packaging,
                  handling, storing or otherwise distributing such Product; or

             2) any representation or warranty concerning the Product made by or on behalf of MENTOR and not specifically authorized by PERIMMUNE; or

             3) claims where the use of the Product by any customer was not in accordance with the use prescribed by PERIMMUNE; or

             4) MENTOR'S failure to disseminate to purchasers or end-users any Product Information which PERIMMUNE has made available to MENTOR; or

             5) claims where PERIMMUNE has not been notified in writing within forty five (45) days of MENTOR's first notice of the claim; or

             6) claims where MENTOR fails to furnish evidence in its possession or fails to fully cooperate with PERIMMUNE in preparing the defense; or

             7) claims where PERIMMUNE is not given the option to assume the sole defense of the claim at PERIMMUNE's expense; or

      (b) PERIMMUNE shall indemnify MENTOR from any claims of patent infringement relating to a Product subject to this Agreement provided MENTOR gives PERIMMUNE notice within forty-five (45) days of MENTOR's first notice of the claim, and permits PERIMMUNE to assume the sole defense of the claim at PERIMMUNE's expense; provided, however, that the claim is not based upon (i) the sale or use of any Product in combination with any other product which is not specifically authorized by PERIMMUNE in writing; (ii) the application of any Product in any manner not specifically authorized by PERIMMUNE in writing.

      (c) MENTOR shall indemnify and hold PERIMMUNE harmless from and against any third party action brought against PERIMMUNE and any loss therefrom arising or related to this Agreement, except as may be caused by the negligent or willful act of PERIMMUNE.

      (d) Notwithstanding anything above to the contrary, in the event of a third party claim arising out of this Agreement, in which neither PERIMMUNE or MENTOR is in breach of this Agreement or is negligent, each party shall pay its respective legal expenses and damages caused by such claim.

16. Fees. MENTOR acknowledges that it will pay $500,000 (USD) to PERIMMUNE in connection with this Agreement, unless MENTOR elects to take an equity position in PERIMMUNE.




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17.   Force Majeure. Neither party shall be responsible for any failure to perform due to causes beyond its control. These causes shall include, but not be limited to, fire, storm, flood, earthquake, explosion, wars, riots, civil disorder, sabotage, quarantine restrictions, labor disputes, labor shortages, transportation embargoes, or failure or delays or disruption in manufacturing process, curtailment of or failure in obtaining fuel or electrical power, or the acts of any governmental authority, or instrumentalities, orders of any court or tribunal whether foreign or domestic, exchange restrictions, acts of God, acts of the Federal Government or any agency thereof, acts of any state or local government or agency thereof, or shortage of materials or any similar or dissimilar occurrence beyond the reasonable control of the party which is prevented, interrupted or delayed in the performance of its obligations hereunder. In no event shall PERIMMUNE be under any obligations to purchase Products or similar products from any third party in order to supply same to MENTOR hereunder. Any force majeure event shall not excuse performance by the party but shall delay performance, unless such force majeure continues for a period in excess of ninety (90) days. In such event, the party seeking performance, as its sole and exclusive remedy, may cancel its obligations under this Agreement.

18. Insurance. Each party shall keep in force during the term of this Agreement product liability insurance in such amounts as may be customary for like sized businesses undertaking like responsibilities to those contemplated by this Agreement. Each party shall submit a certificate of insurance to the other evidencing such coverage upon written request therefor.

19.   Confidentiality.

      (a) Confidentiality Defined. For the purposes of this Agreement, the term "Confidential Information" shall be any information embodying concepts, ideas, techniques, proprietary information, know-how, formulations, market data, customer lists, product specifications and accounting date which:

            (1)   is disclosed by one party hereto to the other;

            (2) is claimed by the disclosing party to be secret, confidential and proprietary to the disclosing party; and

            (3) if disclosed in writing, is marked by the disclosing party to indicate its confidential nature or if disclosed orally as confidential, is confirmed in writing by the disclosing party to be confidential within ten (10) days following disclosure.

      (b) Non-Disclosure. During the period that this Agreement remains in effect and for a period of three (3) years following termination thereof, each party (except as is explicitly otherwise required hereby) shall keep confidential, shall not use for itself or for the benefit of others and shall not copy or allow to be copied in whole or in part any Confidential Information disclosed to such party by the other. The obligation of confidentiality imposed upon the parties by the foregoing paragraph shall not apply with respect to any alleged Confidential Information which:

            (1) is known to the recipient thereof, as evidenced by said recipient's written records, prior to receipt thereof from the other party hereto;

            (2) is disclosed to said recipient after the date hereof by the third party who has the right to make such disclosures and who does not violate any confidentiality agreement with the affected party hereto;

            (3) is or becomes a part of the public domain through no fault of the said recipient; or

            (4) is required by law or judicial or administrative process to be disclosed.

      (c) PERIMMUNE and MENTOR shall agree to keep confidential and not disclose to third parties, the supply and working relationship under this Agreement.

      (d) Each party agrees to limit access to Confidential Information to employees and agents having a need to know and to protect Confidential Information to the same extent as it protects its own trade secrets.

20. Appointment of Sub-Distributors. MENTOR may assign, sublicense, delegate, or otherwise transfer the performance of the rights and obligations hereunder to qualified and reputable sub-distributors, provided, however, that: (I) MENTOR shall be liable to PERIMMUNE for the errors, negligent acts and omissions of its sub-distributor's as if such errors, negligent acts and omissions were its own, including any breach of any provision of this Agreement by the sub-distributors; (ii) MENTOR shall have and retain full control of any sub-distributors utilized, and shall be responsible for the performance by any sub-distributor, and (iii) MENTOR shall not be relieved of the responsibility for the proper performance and completion of the sub-distributed portions of its obligations hereunder.

21. Successors. This agreement shall be binding upon the successors of PERIMMUNE and MENTOR, including successors who acquire the business assets of PERIMMUNE and MENTOR. In the event the Principal(s) of PERIMMUNE shall sell all or a majority of the outstanding stock of PERIMMUNE, or in the event PERIMMUNE sells the business relating to the manufacture and sale for the Product, then the term of this Agreement may be extended unilaterally by MENTOR for three (3) successive terms of one (1) year each from the date of the transfer of the control of PERIMMUNE, or sale of the Product business, or the date for termination under the Agreement, whichever is the later, upon the terms of this Agreement. MENTOR shall give PERIMMUNE written notice of its intent to extend the term of this Agreement within thirty (30) days after PERIMMUNE advises MENTOR of the sale of PERIMMUNE's Product business and at least ninety (90) days before the end of each one (1) year term.

22. Resolution of Disputes. In the event of any controversy or claim arising under or in relation to this Agreement, including any issue about payment of amounts due, the parties shall, in good faith, attempt to resolve the controversy or claim by negotiation. If the controversy or claim cannot be resolved within sixty (60) days, then either party shall be entitled to initiate litigation to resolve the dispute unless the parties have mutually agreed to arbitrate the dispute.

23. Notices. Any notice or other communication required or that shall be given pursuant to this Agreement shall be deemed sufficient if delivered personally, sent by facsimile, telegraph, or sent by certified, registered or express mail, postage prepaid to the address or facsimile number set forth below:

     To PERIMMUNE:

          PERIMMUNE, INC.
          1330 Piccard Drive
          Rockville, MD 20850-4396
          Facsimile No: 301/840-2161
          ATTN: President and CEO

          MENTOR CORPORATION
          5425 Hollister Avenue
          Santa Barbara, CA 93111
          Facsimile No: 805/967-3362
          ATTN: Chairman of the Board, CEO

     Either party may change the address to which notice to it is to be given, as provided herein.

24. Entire Agreement. This Agreement and the exhibits referred to herein constitute the entire Agreement between the parties and supersede all prior proposals, communications, representations and agreements, whether written or oral, with respect to the subject matter hereof. No change to the written terms of this Agreement shall be made except by written instrumentation executed by the parties hereto.

25. No Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of those provisions or of the right of that party thereafter to enforce those provisions.

26. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction in which the Agreement is sought to be enforced, (a) such provision shall be deemed and amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken; (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remainder of this Agreement shall remain in full force and effect.

27. Headings. The headings of this Agreement are included only for ease of reference and shall not affect the interpretation of this Agreement in any manner.

28. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION ENFORCEABLE BY EITHER PARTY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or authorized representatives.



PERIMMUNE, INC.

By: /s/  [SIG]
------------------------

Title: President & CEO
------------------------


Date: 6/16/97
------------------------




MENTOR CORPORATION

By: /s/  [SIG]
------------------------

Title: Chief Executive Officer
------------------------


Date: June 13, 1997
------------------------

                                   EXHIBIT A

                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                           OPTIONAL AND OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                            PERIMMUNE HOLDINGS, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                            OTHER SPECIAL RIGHTS AND
                          QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                            PERIMMUNE HOLDINGS, INC.


                                   ----------


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                                   ----------


      PERIMMUNE HOLDINGS, INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by unanimous written consent dated June __, 1997 adopted the following resolution which resolution remains in full force and effect on the date hereof.

      RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), shall consist of 20 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

      1.    Certain Definitions.

      Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

      Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

     Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     Common Stock. The term "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

     Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(b) below.

     Conversion Price. The term "Conversion Price" shall initially mean $50,000 and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 4 below.

     Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph 2(b) below.

     Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each annual period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

     Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

     Junior Stock. The term "Junior Stock" shall mean, for purposes of paragraph 2 below, Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which, by its terms, is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Series B Preferred Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which, by its terms, is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series B Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. The term "Liquidation Preference" shall mean $50,000 per share.

     Parity Stock. The term "Parity Stock" shall mean Series A Convertible Preferred Stock, and, for purposes of paragraph 2 below, any class or series of stock of the Corporation authorized after the Initial Issue Date which, by its terms, is entitled to receive payment of dividends on a parity with the Series B Preferred Stock, and for purposes of paragraph 3 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which, by its terms, is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series B Preferred Stock.

        Qualifying Convertible Securities Offering. The term "Qualifying Convertible Securities Offering" shall mean a private offering of securities that are convertible into shares of Common Stock effected by the Corporation within twelve-months of the Initial Issue Date which yields gross offering proceeds to the Corporation in excess of $5 million; provided, however, that, if more than one such offering is effected within the twelve-month period following the Initial Issue Date, only the first such offering shall constitute a "Qualifying Convertible Securities Offering."

        Qualifying IPO. The term "Qualifying IPO" means the first registered, underwritten public offering of shares of Common Stock by the Corporation.

        Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared, provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

        Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph 5(a) below.

        Redemption Price. The term "Redemption Price" shall mean a price per share equal to the Liquidation Preference together with accrued and unpaid dividends thereon to the Redemption Date.

        Senior Stock. The term "Senior Stock" shall mean, for purposes of paragraph 2 below, any class or series of stock of the Corporation authorized after the Initial Issue Date which, by its terms, ranks senior to the Series B Preferred Stock in respect of the right to receive dividends, and for purposes of paragraph 3 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which, by its terms, ranks senior to the Series B Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

        2.      Dividends.

        (a) Subject to the prior preferences and other rights of any Senior Stock as to dividends, the record holders of Series B Preferred Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall by the Corporation be payable in cash at the rate of seven percent (7%) per annum of the Liquidation Preference.

     (b) Dividends on shares of Series B Preferred Stock shall be payable annually in arrears when and as declared by the Board of Directors of the Corporation on each anniversary of the Initial Issue Date (a "Dividend Payment Date"), commencing on June __, 1998. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series B Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a 365 day Dividend Period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor.

     (c) So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series B Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

     (d) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series B Preferred Stock and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     3.   Distributions Upon Liquidation, Dissolution or Winding Up.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, but before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors of the Corporation the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up. Except as provided in this paragraph holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

      (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series B Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series B Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

      4.    Conversion Rights.

      (a) Each share of Series B Preferred Stock (i) may be converted into Common Stock at any time before the close of business on the Redemption Date (unless the Corporation shall default in payment of the Redemption Price) at the option of the holder thereof and (ii) if not previously converted or redeemed in accordance with the terms hereof, shall be automatically converted into Common Stock upon consummation of a Qualifying IPO (i.e., upon the closing of the offering comprising the Qualifying IPO), effective immediately prior to the consummation of such Qualifying IPO. For the purposes of conversion, each share of Series B Preferred Stock shall be deemed to have a value equal to the sum of (i) the Liquidation Preference and (ii) all accrued and unpaid dividends on such share of Series B Preferred Stock (such sum being referred to as the "Per Share Value"), and the number of shares of Common Stock issuable upon conversion of one share of Series B Preferred Stock (which number may be a fraction of one share) shall equal (x) the Per Share Value, divided by (y) the Conversion Price in effect on the Conversion Date (rounded to the nearest 100th of a share). Immediately following such conversion, the rights of the holders of converted Series B Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Series B Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

      (b) To convert Series B Preferred Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series B Preferred Stock, (ii) notify the Corporation at such office that he elects to convert the Series B Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required. In the event that a holder fails to notify the Corporation of the number of shares of Series B Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Corporation shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. If a holder of Series B Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Series B Preferred Stock converted. If the last day on which Series B Preferred Stock may be converted is not a Business Day, the shares of Series B Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

            (c) If a holder converts shares of Series B Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

            (d) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series B Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Series B Preferred Stock shall be fully paid and nonassessable. The Corporation will comply in all material respects with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B Preferred Stock.

            (e)   If the Corporation:

                  (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

        (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of Series B Preferred Stock thereafter converted may receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action if he had converted Series B Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Series B Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph (e).

        (f) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        (g) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Series B Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Series B Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

        (h) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. In the event the Corporation shall reduce the Conversion Price of any Parity Stock, then the Corporation shall reduce the Conversion Price by the same proportionate amount and for the same period of time as for the conversion price of such Parity Stock, provided that, in no event, should the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series B Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

        (i) If the Corporation is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Series B Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Series B Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Series B Preferred Stock immediately before the effective date of the transaction, appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred Stock. If this subparagraph 4(k) applies, subparagraph 4(e) does not apply.

          (j) In any case in which this paragraph 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment.

          (k) All shares of Series B Preferred Stock converted pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Series B Preferred Stock.

     5.   Redemption by the Corporation

          (a) The Corporation shall redeem on the fifth anniversary of the Initial Issue Date (the "Redemption Date") at the Redemption Price all of the then issued and outstanding shares of Series B Preferred Stock. If the Redemption Date is on or after a dividend record date and on or before the related Dividend Payment Date, the dividend payable shall be paid to the holder in whose name the Series B Preferred Stock is registered at the close of business on such record date.

          (b) No Series B Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

          (c) In case that, on the Redemption Date, the Corporation does not have sufficient funds available to redeem all of the then issued and outstanding shares of Series B Preferred Stock and, accordingly, less than all shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion. Any shares not so redeemed shall remain outstanding.

          (d) Notwithstanding the foregoing provisions of this paragraph 5, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed.

          (e) All shares of Series B Preferred Stock redeemed pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series B Preferred Stock.

     6.   Voting Rights

          Except as otherwise set forth in this Section 6 or as otherwise provided by law, the holders of shares of Series B Preferred Stock shall have no voting rights:

          During such time as any shares of Series B Preferred Stock are outstanding, the Corporation will not, without the vote of the holders of a majority of the Series B Preferred Stock voting separately as a class (i) file or cause to be filed with the Secretary of State of the State of Delaware a certificate of dissolution with respect to the Corporation as provided for in
Section 275 and Section 103 of the Delaware general Corporation Law; (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the powers, preferences or rights of the holders of Series B Preferred Stock then outstanding or reduce the minimum time for any required notice to which the holders of the Series B Preferred Stock then outstanding may be entitled (an amendment of the Certificate of Incorporation to authorize or create, or to increase the authorized amount of any common stock or any other series of preferred stock being deemed not to affect adversely the powers, preferences, or rights of the holders of the Series B Preferred Stock); or (iii) merge or consolidate with or into any other corporation, unless each holder of Series B Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, including, without limitation, as set forth in Section 4(k) hereof, as correspond to the shares of Series B Preferred Stock so held.

     7.   Exclusion of Other Rights

          Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by the undersigned officer and attested by its Secretary, this ___ day of June, 1997.


                                          PERIMMUNE HOLDINGS, INC.,



                                          --------------------------------
                                          Richard G. Hanna, President


ATTEST:

By:
   -------------------------
   Secretary

                                   EXHIBIT B



                                    FORM OF



                         REGISTRATION RIGHTS AGREEMENT

===============================================================================











                            PERIMMUNE HOLDINGS, INC.


                                ---------------


                         REGISTRATION RIGHTS AGREEMENT











                           DATED AS OF JUNE __, 1997


===============================================================================

                               TABLE OF CONTENTS


                                                                   Page
                                                                   ----

 1.  DEFINITIONS.................................................     2

 2.  PIGGYBACK REGISTRATIONS.....................................     5

     (a)  Participation..........................................     5

     (b)  Underwriter's Cutback..................................     5

     (c)  Company Control........................................     5

 3.  HOLD-BACK AGREEMENTS........................................     6

 4.  REGISTRATION PROCEDURES.....................................     6

 5.  REGISTRATION EXPENSES.......................................    10

     (a)  Piggyback Registrations................................    10

     (b)  Company Expenses.......................................    10

 6.  INDEMNIFICATION.............................................    11

     (a)  Indemnification by Company.............................    11

     (b)  Indemnification Procedures.............................    11

     (c)  Indemnification by Holder of Registrable Securities....    12

     (d)  Contribution...........................................    13

 7.  EXCHANGE ACT REPORTING REQUIREMENTS.........................    13

 8.  REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS....    14

 9.  SUSPENSION OF SALES.........................................    14

10.  MISCELLANEOUS................................................   14

     (a)  Remedies...............................................    14

                                                                   Page
                                                                   ----

     (b)  No Inconsistent Agreements.............................    15
     (c)  Amendments and Waivers.................................    15
     (d)  Notices................................................    15
     (e)  Successors and Assigns.................................    16
     (f)  Counterparts...........................................    16
     (g)  Table of Contents and Headings.........................    16
     (h)  Governing Law..........................................    16
     (i)  Severability...........................................    16
     (j)  Forms..................................................    16
     (k)  Entire Agreement.......................................    16

                            PERIMMUNE HOLDINGS, INC.

                 1330 Piccard Drive, Rockville, Maryland 20850



      This Registration Rights Agreement ("Agreement") is made and entered into as of June __, 1997, by and among PerImmune Holdings, Inc., a Delaware corporation (the "Company"), and the stockholder of the Company who is a signatory hereto (the "Investor"). The parties hereby agree as follows:

1.    Definitions

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      Board of Directors: The Board of Directors of the Company.

      Claim: Any loss, claim, damages, liability or expense (including the reasonable costs of investigation and legal fees and expenses).

      Common Stock: The common stock, par value $0.01 per share, of the Company.

      Equity Security: Any capital stock of the Company or any security convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe to or purchase any such stock, or any such warrant or right.

      Exchange Act: The Securities Exchange Act of 1934, as from time to time amended.

      Firm Commitment Underwritten Offering: An offering in which the underwriters agree to purchase securities for distribution pursuant to a registration statement under the Securities Act and in which the obligation of the underwriters is to purchase all the securities being offered if any are purchased.

      Holder: The beneficial owner of a security. For all purposes of this Agreement, the Company shall be entitled to treat the record owner of a security at the beneficial owner of such security unless the Company has been given written notice of the existence and identity of a different beneficial owner.

      Indemnified Holder: Any Holder of Registrable Securities, any officer, director, employee or agent of any such Holder and any Person who controls any such Holder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act.

      Misstatement: An untrue statement of material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

          Person: A natural person, partnership, corporation, business trust association, joint venture or other entity or a government or agency or political subdivision thereof.

          Piggyback Registration: A registration pursuant to Section 2 hereof.

          Preferred Stock: The Series B Convertible Preferred Stock, par value $0.01 per share, being issued and sold pursuant to the Purchase Agreement.

          Prospectus: The prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

          Qualifying IPO: The first registered, underwritten public offering of shares of Common Stock by the Company.

          Registrable Securities: (a) The shares of Common Stock held by the Investor, and (b) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security.

          Registration: A Piggyback Registration.

          Registration Expenses: The out-of-pocket expenses of a Registration, including:

               (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

               (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

               (3)  printing, messenger, telephone and delivery expenses;

               (4) fees and disbursements of counsel for the Company, counsel for the underwriters and of not more than one firm of attorneys for the sellers of the Registrable Securities (the attorneys for such sellers to be determined by a vote of the majority of the aggregate shares of Registrable Securities requested to be included in the Registration Statement for such Registration);

               (5) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such Registration (including the expenses of any special audit and "cold comfort" letters incident to such registration);

               (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities);

               (7) premiums and other costs of securities acts liability insurance if the Company so desires or if the underwriters or selling holders of Registrable Securities so require; and

               (8) fees and expenses of any other Persons retained by the Company.

          Registration Statement: Any registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

          Securities Act: The Securities Act of 1933, as from time to time amended.

          SEC: The Securities and Exchange Commission.

          Transfer Restricted Security: A security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule). The foregoing notwithstanding, a security shall remain a Transfer Restricted Security until (i) all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed and (ii) the Holder of such security has received at Company expense an opinion of counsel to the Company (which counsel and opinion are reasonably satisfactory to such Holder), to the effect that such shares in such Holder's hands are freely transferable in any public or private transaction without registration under the Securities Act (or such Holder has waived receipt of such opinion).

            Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for distribution to the public.

2.    PIGGYBACK REGISTRATIONS

      (a)   PARTICIPATION

            Each time the Company decides to file a Registration Statement under the Securities Act (other than on Forms S-4 or S-8 or any successor form thereto and other than in connection with a Qualifying IPO) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Holders of outstanding Registrable Securities, which written notice shall state that the Company has decided to so file a registration statement and shall include the approximate date that such registration statement is expected to be filed with the SEC and the name of any underwriter (if any) with respect to such offering. The Company shall include in such registration statement such shares within 30 days after such written notice has been given. If the registration statement is to cover an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

      (b)   UNDERWRITER'S CUTBACK

            Subject to the requirements of Section 10 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced to such smaller number with the participation in such offering to be in the following order of priority: (1) first, the shares of Common Stock which the Company proposes to sell for its own account, (2) second, the shares of Registrable Securities and any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

      (c)   COMPANY CONTROL

            The Company may decline to file a Registration Statement after giving notice to any Holder pursuant to Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

3.      HOLD-BACK AGREEMENTS

                Upon the written request of the managing underwriter of any Underwritten Offering of the Company's securities, a Holder of Registrable Securities shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 30 days before the effective date and 180 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering; provided that each of the officers and directors of the Company shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

4.      REGISTRATION PROCEDURES

                If and whenever the Company is required to register Registrable Securities in a Piggyback Registration, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and remain continuously effective until the date earlier to occur of (i) the date six months from the date such Registration Statement was declared effective, and (ii) the date the last of the Registrable Securities covered by such Registration Statement have been sold provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder of Registrable Securities or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

                (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

          (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

          (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

          (3) of the issuance by the SEC of any stop under suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

          (4) if at any time the representations and warranties of the Company contemplated by clause (1) of paragraph (o) below cease to be accurate in all material respects,

          (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

          (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a Misstatement;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

     (e) if requested by the managing underwriter or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a supplement or post-effective amendment such information as the managing underwriter and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

     (f) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request;

          (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus);

          (i) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such selling Holders or underwriters may designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

          (k) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) if the Registration Statement or the Prospectus contains a Misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

          (m) cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange or authorized for quotation on NASDAQ or in the National Market System on which Common Stock is then listed or is authorized for quotation, if requested by the Holders of a majority of such Registrable Securities or the managing underwriter, if any;

          (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

          (o) enter into such agreements (including an underwriting agreement) and do anything else necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten Registration:

               (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings;

               (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to underwriters in primary Underwritten Offerings and such other matters as may be reasonably requested by such Holders or underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings;

               (4) if an underwriting agreement is entered into, cause the same to include the indemnification and contribution provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section (or, with respect to the indemnification of such underwriters, such similar indemnification and contribution provisions as such underwriters shall customarily require); and


               (5) deliver such documents and certificates as may be requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by the Holders of a majority of the Registrable Securities being sold;

               (p) make available for inspection by representatives of the Holders of a majority of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

               (q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (x) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, (y) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

               Notwithstanding the foregoing, the Company shall, upon written notice delivered to the Holders of Registrable Securities, be entitled to postpone the filing or declaration of effectiveness of a Registration Statement required or proposed to be filed hereunder (i) upon the happening of any event of the kind described in Section 4(c)(6), or (ii) if, in the reasonable determination of the Company, there exists circumstances not yet disclosed to the public, which would be required to be disclosed in such Registration Statement and the disclosure of which would be materially harmful to the Company. The Company shall use its best efforts to minimize the length of any postponement or discontinuance provided that the Company may postpone for a period of sixty (60) days the disclosure of any circumstances if, in the reasonable determination of the Company, such disclosure would be materially harmful to the Company.

     5.   REGISTRATION EXPENSES

          (a)  PIGGYBACK REGISTRATIONS

               The Company shall bear all Registration Expenses incurred in connection with all Piggyback Registrations.

          (b)  COMPANY EXPENSES

               The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

6.      INDEMNIFICATION

        (a)     INDEMNIFICATION BY THE COMPANY

                The Company agrees to indemnify and hold harmless each Indemnified Holder from and against all Claims arising out of or based upon any Misstatement or alleged Misstatement, except insofar as such Misstatement or alleged Misstatement was based upon information furnished in writing to the Company by any Indemnified Holder expressly for use in the document containing such Misstatement or alleged Misstatement. This indemnity shall not be exclusive and shall be in addition to any liability which the Company may otherwise have.

                The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement made in any preliminary prospectus if (i) such Indemnified Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (ii) the Prospectus would have corrected such untrue statement or omission.

                In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, (x) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

                The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in a distribution covered by a Registration Statement, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

        (b)     INDEMNIFICATION PROCEDURES

                If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses.

                Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder that are different from or additional to those available to the Company.

            If such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders (which firm shall be designated in writing by such Indemnified Holders) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

            The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

      (c)   INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES

            Each Holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus. In no event, however, shall the liability hereunder of any selling Holder of Registrable Securities be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            In any case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Sections 6(a) and 6(b) above.

            The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

      (d)   Contribution

            If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(c) above (other than by reason of exceptions provided in those Sections) in respect of any Claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement.

            The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

            Notwithstanding the provisions of this Section 6(d), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which (i) the total price at which the securities that were sold by such Indemnified Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such Misstatement.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      7.    EXCHANGE ACT REPORTING REQUIREMENTS.

            From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any successor provision) and the use of Form S-3.

            From and after such date, the Company shall forthwith upon request furnish any Holder or Registrable Securities (i) a written statement by the Company that it has compiled with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

            The purpose of the foregoing requirements are (x) to enable any such Holder to comply with the current public information requirements contained in paragraph (c) of Rule 144 under the Securities Act (or any successor provision) and (y) to qualify the Company for the use of registration statements on Form S-3.

8.    REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS

            No Person may participate in any Underwritten Offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Persons's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.    SUSPENSION OF SALES

            Upon receipt of written notice from the Company that (i) a Registration Statement or Prospectus contains a Misstatement, or (ii) in the reasonable determination of the Company, there exists circumstances not yet disclosed to the public which would be required to be disclosed in such Registration Statement and the disclosure of which would be materially harmful to the Company, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus required by Section 4(1) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts to minimize the length of such suspension of sales, provided, that the Company may require the suspension of sales for a period of sixty (60) days in the event that the disclosure of any circumstances, in the reasonable determination of the Company would be materially harmful to the Company.

10.   MISCELLANEOUS

      (a)   REMEDIES

            Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The

Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b)   NO INCONSISTENT AGREEMENTS

            The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

            Except as otherwise disclosed to the Investor, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

      (c)   AMENDMENTS AND WAIVERS

            The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the outstanding shares of Registrable Securities. The foregoing notwithstanding, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of shares of Registrable Securities whose shares are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of shares of Registrable Securities may be given by the Holders of a majority of the shares of Registrable Securities being sold.

      (d)   NOTICES

            All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions hereof, which address initially is, with respect to each Investor, the address set forth on such Investor's signature page of the Purchase Agreement, with a copy to Reicker, Clough, Pfau & Pyle LLP, 1421 State Street, Suite B, Santa Barbara, California 93102-1470, Attention: Dan Reicker, Esq.; and

                  (ii) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions hereof, with a copy to Latham & Watkins, Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 20004,
            Attention: Bruce E. Rosenblum, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall promptly provide a list of the most current addresses of the Holders of Registrable Securities given to it in accordance with the provisions hereof to any such Holder for the purpose of enabling such Holder to communicate with other Holders in connection with this Agreement.

     (e)  SUCCESSORS AND ASSIGNS

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     (f)  COUNTERPARTS

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g)  TABLE OF CONTENTS AND HEADINGS

          The table of contents and headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h)  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

     (i)  SEVERABILITY

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j)  FORMS

          All references in this Agreement to particular forms of registration statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

     (k)  ENTIRE AGREEMENT

          This Agreement and the stock purchase agreement by and between the Company and the Investor (the "Stock Purchase Agreement") are intended by the respective parties to those agreements as the final expression of their respective agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Stock Purchase Agreement. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              COMPANY:

                              PERIMMUNE HOLDINGS, INC.

                              By:    _____________________________________

                              Name:  _____________________________________

                              Title: _____________________________________


                              INVESTOR:

                              MENTOR CORPORATION


                              By:    _____________________________________

                              Name:  _____________________________________

                              Title: _____________________________________

                                   EXHIBIT C

                                    FORM OF

                               LEGAL OPINIONS OF
                                   COUNSEL TO
                                    HOLDINGS

                         OPINION OF COUNSEL TO HOLDINGS

     Latham & Watkins, counsel for Holdings, shall have furnished to the Purchaser its written opinion, as counsel to Holdings, addressed to Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect that:

     1. Holdings has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to enter into this Agreement and the Registration Rights Agreement and perform its obligations thereunder.

     2. PerImmune, Inc. has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     3. The issuance and sale of the Preferred Shares to the Purchaser have been duly authorized by all necessary corporate action and, when issued and delivered to the Purchaser pursuant to this Agreement will be validly issued, fully paid and non-assessable.

     4. The shares of Common Stock initially issuable upon conversion of the Preferred Shares have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the Certificate of Designations, will be validly issued, fully paid and non-assessable.

     5. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, have each been duly authorized by all necessary corporate action of Holdings, and this Agreement has been duly executed and delivered by Holdings.

     6. Assuming the Preferred Shares are issued, sold and delivered under the circumstances contemplated by this Agreement, that the representations and warranties and covenants of the Purchaser and Holdings contained in this Agreement are true, correct and complete, and that the Purchaser complies with its covenants in this Agreement: (i) registration under the Securities Act of the Preferred Shares is not required in connection with the offer and sale of the Preferred Shares to the Purchaser in the manner contemplated by this Agreement; and (ii) the offer and sale of the Preferred Shares to the Purchaser by Holdings pursuant to this Agreement does not require registration, qualification or other action under any state securities or blue sky laws, other than action which has been taken.

     In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America and the General Corporation Law of the State of Delaware.